Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY
for
Tender of All Outstanding
9 1/2% Senior Secured Notes due 2017
In Exchange for
New 9 1/2% Senior Secured Notes due 2017
of
NEENAH FOUNDRY COMPANY

Registered holders of outstanding 9 1/2% Senior Secured Notes Due 2017 (the “Original Notes”) who wish to tender their Original Notes for a like principal amount of new 9 1/2% Senior Secured Notes Due 2017 (the “Exchange Notes”) which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), whose Original Notes are not immediately available or who cannot deliver their Original Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The Bank of New York Trust Company, N.A. (the “Exchange Agent”) prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight courier) or mail to the Exchange Agent. See “The Exchange Offer — Procedures for Tendering” in the Prospectus dated          , 2007 of Neenah Foundry Company (the “Prospectus”).

The Exchange Agent for the Exchange Offer is:
THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Mail, Hand or Overnight Courier

Bank of New York
Corporate Trust Department
Reorganization Unit
101 Barclay Street — 7 East
New York, NY 10286
Attention: Randolph Holder

By Facsimile (for Eligible Institutions only):
212-298-1915

For Information or Confirmation by Telephone:
212-815-5098

Delivery of this notice of guaranteed delivery to an address other than as set forth above or transmission via facsimile to a number other than as set forth above does not constitute a valid delivery.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an eligible institution (as defined in the Prospectus), such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

Ladies and Gentlemen:

The undersigned hereby tenders for exchange to Neenah Foundry Company (the “Issuer”), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Exchange Offer — Guaranteed Delivery Procedures.”

The undersigned understands and acknowledges that the Exchange Offer will expire at 5:00 p.m., New York City time, on          , 2007, unless extended by the Issuer. The term “Expiration Date” shall mean 5:00 p.m., New York City time, on          , 2007, unless the Exchange Offer is extended as provided in the Prospectus, in which case the term “Expiration Date” shall mean the latest date and time to which the Exchange Offer is extended.

All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the undersigned’s heirs, personal representatives, successors and assigns.

SIGNATURE

_ _ Date:_ _

_ _ Date:_ _
                         (Signature(s) of Holder(s) or Authorized Signatory)

Area Code and Telephone Number:	( _ _) _ _ - _ _

Name(s): _ _

(Please Print)

Capacity (full title), if signing in a fiduciary or representative capacity:

Address:

Taxpayer Identification or Social Security No.:

Principal Amount of Original Notes Tendered:

Certificate Number(s) of Original Notes (if available):

Aggregate Principal Amount Represented by Certificate(s):

IF ORIGINAL NOTES WILL BE TENDERED BY BOOK-ENTRY TRANSFER, PROVIDE THE
FOLLOWING INFORMATION:

DTC Account Number:

Transaction Number:

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GUARANTEE OF DELIVERY
(Not to be used for signature guarantee)

The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth on the reverse hereof, the certificates representing the Original Notes (or a confirmation of book-entry transfer of such Original Notes into the Exchange Agent’s account at the book-entry transfer facility), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within three New York Stock Exchange trading days after the Expiration Date (as defined in the Letter of Transmittal).

Name of Firm: _ _	Area Code and Telephone No.: ( _ _ ) _ _-_ _

Name: _ _
(Authorized Signature)	(Please Type or Print)

Address: _ _

_ _	Title: _ _

_ _	Date: _ _
(Zip Code)

NOTE:	DO NOT SEND ORIGINAL NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ORIGINAL NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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